Exhibit 10(b)

AMENDMENT NO. 1 TO ADMINISTRATIVE SERVICES AGREEMENT

BETWEEN MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

GREAT AMERICAN LIFE INSURANCE COMPANY,

ANNUITY INVESTORS LIFE INSURANCE COMPANY AND

MANHATTAN NATIONAL LIFE INSURANCE COMPANY

THIS AMENDMENT NO. 1 (“Amendment”) to the Administrative Services Agreement by and among Massachusetts Mutual Life Insurance Company (“MassMutual”), Great American Life Insurance Company, Annuity Investors Life Insurance Company and Manhattan National Life Insurance Company (collectively, the “Companies”) is made and entered into as of this 5th day of August, 2021.

WHEREAS, MassMutual and the Companies entered into that certain Administrative Services Agreement dated as of May 28, 2021 (the “Agreement”);

WHEREAS, MassMutual provides certain services to the Companies pursuant to the terms of the Agreement; and

WHEREAS, MassMutual and the Companies desire to expand the scope of the services as more particularly described below.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, MassMutual and the Companies do hereby agree as follows:

1.	Services. Effective as of June 1, 2021, Appendix A to the Agreement is hereby deleted in its entirety and replaced with the Appendix A attached to this Amendment as Exhibit 1.

2.	Administrative Services Fee. Effective as of June 1, 2021, Appendix B to the Agreement is deleted in its entirety and replaced with the Appendix B attached to this Amendment as Exhibit 2.

3.

Miscellaneous. Nothing in this Amendment shall be deemed a waiver or amendment of any other terms or conditions of the original Agreement. All other terms and conditions of the original Agreement shall remain unchanged and in full force and effect. Any capitalized terms used but not defined herein shall have the meaning assigned to them in the original Agreement. This document may be executed in counterparts with the same force and effect as if the parties had executed one instrument, and each such counterpart shall constitute an original hereof. The provisions of this Amendment will be construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first written above.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Jaime Genua
Name:	Jaime Genua
Title:	Head of Corporate Law

GREAT AMERICAN LIFE INSURANCE COMPANY

By:	/s/ Mark F. Muething
Name:	Mark F. Muething
Title:	President

ANNUITY INVESTORS LIFE INSURANCE COMPANY

By:	/s/ Mark F. Muething
Name:	Mark F. Muething
Title:	President

MANHATTAN NATIONAL LIFE INSURANCE COMPANY

By:	/s/ Mark F. Muething
Name:	Mark F. Muething
Title:	President

Exhibit 1

APPENDIX A

Pursuant to Section 1 of the Administrative Services Agreement between Massachusetts Mutual Life Insurance Company (“MassMutual”) and Great American Life Insurance Company (“GALIC”), Annuity Investors Life Insurance Company (“AILIC”) and Manhattan National Life Insurance Company (“MNLIC”) (collectively referred to herein as the “Companies”), the administrative and support services (the “Services”) to be provided by MassMutual to or on behalf of the Companies may include, but are not limited to, the following:

(a)	Enterprise Risk Management services;

(b)	Corporate Finance services (including tax services and treasury services)

(c)	Actuarial services;

(d)	Legal services;

(e)	Internal Audit services;

(f)	Corporate Compliance services;

(g)	Procurement services;

(h)	Investigations and Fraud services;

(i)	Investment Management services;

(j)

Leased employees, as agreed to from time to time, to meet staffing needs (MassMutual will have the authority to hire and retain such employees. GALIC, AILIC and MNLIC will have the authority to determine whether employees will become and remain associated persons.); and

(k)	Any additional services as shall be agreed upon in writing by GALIC, AILIC and MNLIC and MassMutual.